UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

Ad.Venture Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51456	20-2650200
(Commission File No.)	(IRS Employer Identification No.)

360 Madison Avenue, 21st Floor
New York, NY 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 703-7241

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.	3

SIGNATURE		5

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its Current Report on Form 10-Q for the quarter ended June 30, 2006, and after consulting with our independent registered accounting firm, Eisner LLP (“Eisner”), Ad.Venture Partners, Inc. (the “Company”) determined, based on recent interpretations of the accounting for warrants under Emerging Issues Task Force No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), that the fair value of the warrants issued as part of the units sold in our initial public offering (the “public warrants”) and the warrants issuable upon the exercise of the unit purchase option (the “embedded warrants”) issued to the underwriters in our initial public offering should be reported as a derivative liability rather than as equity as has been our practice.

The Company believes that the reclassification of the warrants as a derivative liability is required under EITF 00-19 due to the absence in the warrant agreement of provisions addressing the exercise of the warrants in the absence of an effective registration statement. Under interpretations of applicable federal securities laws, the issuance of shares upon exercise of the warrants in the absence of an effective registration statement could be deemed a violation of Section 5 of the Securities Act of 1933, as amended. To address this issue, the warrant agreement requires that the Company file, and use best efforts to cause to be declared and keep effective, a registration statement covering the issuance of the shares underlying the warrants. However, the warrant agreement fails to specify the remedies, if any, that would be available to warrantholders in the event there is no effective registration statement covering the issuance of shares underlying the warrants. Under EITF No. 00-19, the registration of the common stock underlying the warrants is not within the Company's control. In addition, under EITF No. 00-19, in the absence of explicit provisions to the contrary in the warrant agreement, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded in the statement of operations. The potential settlement obligation will continue to be reported as a derivative liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the warrant agreement. The values assigned to the derivative liability at August 31, 2005 (the date of issuance), March 31, 2006 and June 30, 2006 were $7,126,284, $11,878,143 and $7,221,032, respectively. The fair value of the warrants at August 31, 2005 was arrived at by taking the difference between the price of a unit and the per-share liquidation value of the common stock held in the trust account discounted to present value, resulting in a valuation of approximately $0.383 per warrant or a total valuation of $6,887,355. The fair value of the unit purchase option at August 31, 2005 was based upon a Black Scholes pricing model, using an expected life of five years, volatility of 92.5%, and a risk-free rate of 3.87%. The fair value of the embedded warrants was based upon a valuation of the unit purchase option at August 31, 2005 of $1,873,367 which was based on Black Scholes pricing model of the unit purchase option using the same assumptions. The Company then allocated $1,634,438 to the purchase option, which it determined was properly classified as an equity instrument, and $238,929 to the embedded warrants.

The fair value of the public warrants at March 31, 2006 and June 30, 2006 was determined by the trading value of the securities closest to the balance sheet date of each period. The fair value of the embedded warrants at March 31, 2006 and June 30, 2006 was determined based on the Black Scholes pricing model using assumptions that are consistent with the assumptions used in the initial valuation of the unit purchase option.

Amounts reported as a gain (loss) on derivative liability in the Company's statements of operations resulting from the change in valuation of the warrant liability were $(4,751,859) and $4,657,111 for the period from inception through March 31, 2006 and the period from April 1, 2006 through June 30, 2006, respectively. The Company had previously issued financial statements which did not classify the fair value of the warrants as a derivative liability. Accordingly, the financial statements contained within the Company's Form 8-K dated September 6, 2005 for the period of April 1, 2005 (date of inception) to August 31, 2005, and Form 10-K for the period from inception through March 31, 2006 should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for such periods. The restated financial statements will be included in the Company's Form 10-K/A for the period from inception through March 31, 2006, and Form 8-K/A for the period from inception through August 31, 2005 and will record the warrants as derivative liabilities and make additional non-operating gains and losses related to the classification of and accounting for the warrants described above. The Company's filings for all periods after March 31, 2006 will reflect this accounting treatment.

Company management has discussed the matters disclosed in this Current Report on Form 8-K with Eisner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AD.VENTURE PARTNERS, INC.

Dated: August 21, 2006	By:	/s/ Ilan M. Slasky
Ilan M. Slasky President